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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Tekelec on Form S-8 of our report dated February 5, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Tekelec as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.




PricewaterhouseCoopers LLP

Woodland Hills, California
January 25, 1999